Exhibit 3.1

10249891923-v2 - 1 - 55-41047845 Informal translation in the English language of the substance of the original notarial deed of incorporation of Pegasus TopCo B.V. in the Dutch language. In this translation an attempt has been made to be as literal as possible, without jeopardising the overall continuity. Inevitably, differences may occur in the translation, and if so, the Dutch text will govern. INCORPORATION OF A PRIVATE COMPANY WITH LIMITED LIABILITY (BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID) PEGASUS TOPCO B.V. On the seventh day of February two thousand and twenty-three appeared before me, Mr Maarten Jan Christiaan Arends, civil law notary (notaris) in Amsterdam, The Netherlands: Ms Zoë Dominique Estelle van den Broek, in this matter with residence at the offices of Clifford Chance LLP, Droogbak 1A, 1013 GE Amsterdam, The Netherlands, born in Luxembourg, Grand Duchy of Luxembourg, on the seventh day of June nineteen hundred ninety-six, in this respect acting as attorney-in-fact, duly authorised in writing, of: Pegasus Digital Mobility Acquisition Corp., an exempted limited partnership incorporated under the laws of the Cayman Islands, having its registered office address at Appleby Global Services (Cayman) Limited, P. O. Box 500, 71 Fort Street, George Town, Grand Cayman KY1- 1106, Cayman Islands and registered with the Registrar of Companies under number 373730 (the "Incorporator"). The authorisation of the person appearing appears from one (1) written power of attorney, which shall be attached to this deed (Schedule). The person appearing has declared that the Incorporator incorporates a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the "Company") with the following articles of association: ARTICLES OF ASSOCIATION CHAPTER I DEFINITIONS 1. DEFINITIONS 1.1 In these articles of association the following expressions shall have the following meanings: 1.1.1 an "Accountant": a register-accountant or other accountant referred to in section 2:393 paragraph 1 of the Dutch Civil Code, or an organisation within which such accountants cooperate; 1.1.2 the "Annual Accounts": the balance sheet and the profit and loss account including the explanatory notes; 1.1.3 the "Company": the company governed by these articles of association; 1.1.4 a "Conflict of Interest": a direct or indirect personal interest which conflicts with the interest of the Company and its business within the meaning of section 2:239 paragraph 6 of the Dutch Civil Code; 1.1.5 the "Holders of Meeting Rights": (i) the shareholders and (ii) other holders of Meeting Rights; and 1.1.6 the "Meeting Rights": the right to, in person or by a proxy authorised in writing, attend and address the general meeting.

10249891923-v2 - 2 - 55-41047845 1.2 In addition, unless the content requires otherwise, the expression "written" or "in writing" shall include any message transmitted via any electronic mean of communication, which message is readable and reproducible. CHAPTER II NAME, SEAT, OBJECTS 2. NAME, SEAT 2.1 The name of the Company is: Pegasus TopCo B.V. 2.2 The seat (statutaire zetel) of the Company is in Amsterdam, The Netherlands. 3. OBJECTS The objects of the Company are: (a) to incorporate, to participate in any manner whatsoever, to manage, to supervise, to cooperate with, to acquire, to maintain, to dispose of, to transfer or to administer in any other manner whatsoever all sorts of participations and interests in businesses, legal entities and companies as well as to enter into joint ventures; (b) to finance businesses, legal entities and companies; (c) to borrow, to lend and to raise funds, to participate in all sorts of financial transactions, including the issue of bonds, promissory notes or other securities, to invest in securities in the widest sense of the word, and to enter into agreements in connection with the foregoing; (d) to grant guarantees, to bind the Company and to grant security over the assets of the Company for the benefit of legal entities and companies with which the Company forms a group and for the benefit of third parties; (e) to advise and to render services to legal entities and companies with which the Company forms a group and to third parties; (f) to acquire, to administer, to operate, to encumber, to dispose of and to transfer moveable assets and real property and any right to or interest therein; (g) to trade in currencies, securities and financial assets in general; (h) to obtain, to exploit, to dispose of and to transfer patents and other industrial and intellectual property rights, to obtain and to grant licenses, sub-licenses and similar rights of whatever name and description and, if necessary, to protect the rights derived from patents and other industrial and intellectual property rights, licenses, sub-licenses and similar rights against infringements by third parties; (i) to carry out all sorts of industrial, financial and commercial activities, including the import, export, purchase, sale, distribution and marketing of products and raw materials, and all matters related or conducive to the above, with the objects to be given their most expansive possible interpretation. In pursuing its objects, the Company shall also take into account the interests of the legal entities and companies with which it forms a group. CHAPTER III CAPITAL AND SHARES, SHAREHOLDERS' REGISTER 4. CAPITAL

10249891923-v2 - 3 - 55-41047845 4.1 The capital of the Company is divided into one or more registered shares of one eurocent (EUR 0.01) each. 4.2 No share certificates shall be issued. 5. SHAREHOLDERS' REGISTER 5.1 The management board shall keep a register in which the names and addresses of all shareholders shall be recorded, stating the date on which the shareholders acquired the shares and the date of the acknowledgement thereof by or notification thereof to the Company and stating the amount paid up on each share. 5.2 The register shall also record the names and addresses of the persons holding a right of pledge of shares or a beneficial right of usufruct in shares, stating the date on which they acquired such right and the rights they have which are attached to the shares as well as the date of the acknowledgement thereof by or notification thereof to the Company. 5.3 In addition, for those persons who notify the Company of their consent to convocation by email, the (email) addresses for that purpose shall be recorded in the register. 5.4 Each shareholder, each holder of a beneficial right of usufruct and each holder of a right of pledge is required to give written notice of his address, and those persons who notify the Company of their consent to convocation by email, are required to give written notice of their (email) addresses for that purpose, to the Company. 5.5 The register shall be regularly updated. All entries and notes in the register shall be signed by a member of the management board. 5.6 At the request of a shareholder, a holder of a beneficial right of usufruct or a holder of a right of pledge, the management board shall supply, free of charge, an extract from the register relating to his rights on shares. 5.7 The management board shall make the register available at the Company's office for inspection by the Holders of Meeting Rights. CHAPTER IV ISSUE OF SHARES AND OWN SHARES 6. ISSUE OF SHARES, BODY OF THE COMPANY AUTHORISED TO ISSUE SHARES, NOTARIAL DEED 6.1 Shares can only be issued pursuant to a resolution of the general meeting if the general meeting has not designated this authority to another corporate body of the Company. 6.2 The issue of a share furthermore requires a notarial deed drawn up for that purpose and executed before a civil law notary officiating in The Netherlands, to which the Company and the person or persons subscribing for that share are a party. 7. CONDITIONS OF ISSUE OF SHARES, PREFERENTIAL RIGHTS 7.1 The resolution to issue shares shall stipulate the price and further conditions of the issue of the relevant shares. 7.2 Upon the issue of shares, each existing holder of shares shall have a preferential right to subscribe for shares being issued in proportion to the aggregate nominal amount of his existing shares, unless such right is withheld by mandatory provisions of the law. 7.3 The existing shareholders have a similar preferential right in the event that rights are

10249891923-v2 - 4 - 55-41047845 granted to subscribe for shares. 7.4 Prior to each individual issue of shares, the preferential right can be limited or excluded by the corporate body of the Company authorised to issue shares. 8. PAYMENTS ON SHARES 8.1 Upon the issue of each share, at least the nominal value thereof must be paid up in full. The Company and the subscriber may agree that the entire nominal value or any part thereof, need only be paid after a call therefore has been made by the Company. 8.2 Payments on shares must be made in cash unless an alternative contribution has been agreed upon. Payments in another currency than in which the nominal value of the shares is denominated can only be made upon approval of the Company. 9. SHARES IN THE COMPANY'S OWN CAPITAL 9.1 Upon the issue of shares, the Company is not entitled to subscribe for shares in its own capital. 9.2 Subject to the relevant statutory provisions, the Company is entitled to acquire shares in its own capital, or depository receipts thereof, that are paid up in full. 9.3 The acquisition or disposal of shares held by the Company in its own capital or depository receipts thereof shall be effected after approval of the general meeting. 9.4 No votes can be cast in the general meeting for shares held by the Company or by any of its subsidiaries; nor can votes be cast for shares for which the Company or any of its subsidiaries holds the depository receipts. 10. CAPITAL REDUCTION 10.1 The general meeting may, subject to the relevant statutory provisions of the law, resolve to reduce the issued capital. 10.2 The notice of the general meeting at which any resolution referred to in this article shall be proposed, shall mention the purpose of the capital reduction and the manner in which it is to be achieved. CHAPTER V TRANSFER OF SHARES, RIGHTS IN REM ON SHARES, DEPOSITORY RECEIPTS 11. TRANSFER, RIGHTS IN REM, DEPOSITORY RECEIPTS 11.1 The transfer of a share or the creation or transfer of a right in rem (beperkt recht) related to a share requires a notarial deed drawn up for that purpose executed before a civil law notary officiating in The Netherlands, to which those involved are a party. 11.2 The rights attached to the share cannot be exercised until the Company has acknowledged the legal act or until the notarial deed has been served on it in accordance with the relevant statutory provisions, unless the Company itself is a party to the legal act. 11.3 Upon the creation of a beneficial right of usufruct or a right of a pledge on a share, the voting rights may be assigned to the holder of the beneficial right of usufruct or the holder of the right of pledge subject to the relevant statutory provisions. The Meeting Rights cannot be assigned to holders of a beneficial right of usufruct or holders of a right of pledge to whom the voting rights have not been assigned.

10249891923-v2 - 5 - 55-41047845 11.4 Holders of depository receipts of shares do not have Meeting Rights. CHAPTER VI NO SHARE TRANSFER RESTRICTIONS 12. NO SHARE TRANSFER RESTRICTIONS Shares are freely transferrable and no share transfer restrictions as referred to in section 2:195 of the Dutch Civil Code are applicable. CHAPTER VII MANAGEMENT BOARD 13. MANAGEMENT BOARD The Company shall be managed by a management board consisting of one or more members. 14. APPOINTMENT, SUSPENSION AND REMOVAL FROM OFFICE, REMUNERATION MANAGEMENT BOARD 14.1 The general meeting shall appoint the management board members. 14.2 Each management board member may at any time be suspended or removed from office by the general meeting. 14.3 The general meeting shall determine the remuneration and other terms of employment for each member of the management board. 15. DUTIES OF THE MANAGEMENT BOARD, DECISION MAKING PROCESS, ASSIGNMENT OF TASKS 15.1 Subject to the restrictions imposed by these articles of association, the management board is charged with the management of the Company. The management board must conduct itself in accordance with the instructions of the general meeting where these relate to the general outlines of the financial, social and commercial policies and of the employment policy to be pursued in the Company. 15.2 While performing their duties, the members of the management board shall act in accordance with the best interest of the Company and the business connected thereto. 15.3 With due observance of these articles of association, the management board may adopt board regulations governing its internal proceedings and the allocation of responsibility for one or more specific matters of the management board to a certain member or certain members of the management board, including but not limited to the authority to resolve on such matters. These board regulations require the approval of the general meeting. 15.4 The management board shall meet as often as a member of the management board deems necessary. Unless the board regulations determine otherwise, in the meeting of the management board each member has a right to cast one vote. All decisions of the management board shall be adopted by a majority of the votes validly cast. If there is a tie of votes the general meeting shall decide. 15.5 A member of the management board, who thinks that he has or might have a Conflict of Interest, shall notify his co-members thereof as soon as possible. If the Company has a sole member of the management board, he shall be authorised to adopt the resolution, despite such Conflict of Interest. 15.6 If the management board consists of more than one member, the co-members of the management board shall, upon receipt of the notification contemplated in article 15.5,

10249891923-v2 - 6 - 55-41047845 decide whether the respective member of the management board has a Conflict of Interest. In case it is decided that the respective member of the management board has a Conflict of Interest, he may not participate in the consultation and decision-making of the management board regarding such resolution. If as a consequence none of the members of the management board may participate in the consultation and decision-making, all the members of the board shall be authorised to adopt the resolution, despite the Conflict of Interest. Each time, when a resolution is adopted while one or more of the members had a Conflict of Interest, the management board will afterwards inform the general meeting thereof and will indicate how they have dealt with such a Conflict of Interest. 15.7 Meetings of the management board can also be held by telephone, by videoconference or by other means of communication (whether or not electronic), that enable those present to communicate with each other simultaneously. 15.8 A member of the management board may be represented by one of his fellow members at meetings of the management board pursuant to a written power of attorney. Such power of attorney may only relate to the one designated meeting specified therein. 15.9 Resolutions of the management board can be adopted without holding a meeting, provided that all members of the management board without a Conflict of Interest have been given the opportunity to express their opinion on the proposed resolution, the majority of them have expressed themselves in favour of the relevant proposal in writing and none of them have objected, on reasonable grounds, to this manner of decision-making process. The provisions with respect to Conflict of Interest laid down in article 15.5 and 15.6 shall also apply. 16. REPRESENTATION 16.1 The management board (meaning all members of the management board acting jointly) is authorised to represent the Company. Each member of the management board is also authorised to represent the Company. 16.2 The management board may on behalf of the Company appoint representatives with full or limited authority, acting either individually or jointly with one or more other persons, to represent the Company. Each of those representatives shall represent the Company with due observance of those limits. The management board will determine their title. 16.3 A written record shall be made in the event of a transaction (i) between the Company and its sole shareholder, disregarding any shares held by the Company itself or by its subsidiaries or (ii) between the Company and a partner in any matrimonial joint ownership of property, or in any registered partnership's joint ownership of property which owns all of the shares in the capital of the Company, disregarding any shares held by the Company itself or by its subsidiaries within the meaning of section 2:24a of the Dutch Civil Code, where the Company is represented by such sole shareholder or by one of the partners. No written records will need to be made for transactions, which, under their stipulated terms, are within the ordinary course of business of the

10249891923-v2 - 7 - 55-41047845 Company. 17. APPROVAL OF RESOLUTIONS OF THE MANAGEMENT BOARD 17.1 The general meeting is authorised to subject resolutions of the management board to the approval of the general meeting. 17.2 The resolutions referred to in article 17.1 , which are subject to approval shall be clearly described and shall be notified to the management board in writing. 17.3 The management board may enter into the following legal acts without the prior approval of the general meeting: (a) legal acts pertaining to the subscription for shares whereby special obligations are imposed upon the Company; (b) legal acts purporting to confer an advantage on an incorporator of the Company or on a third party involved with the incorporation; and (c) legal acts pertaining to a non-cash contribution on shares. 17.4 The absence of an approval as referred to in this article 17 does not affect the authority of the management board or its members to represent the Company. 18. ABSENCE OR INABILITY TO ACT In the event that a member of the management board is absent or unable to act the remaining member or members of the management board shall be temporarily charged with the management of the Company. In the event that all members of the management board are or the sole member of the management board is absent or unable to act, the person or persons appointed thereto by the general meeting shall be temporarily charged with the management of the Company. Inability to act in this article shall mean: (a) suspension; (b) illness; and/or (c) inaccessibility, in the cases as meant under sub (b) and (c) without the possibility of contact between the member of the management board and the Company during a period of five days, unless the general meeting has settled on a different period. CHAPTER VIII ANNUAL ACCOUNTS, PROFITS 19. FINANCIAL YEAR, PREPARATION ANNUAL ACCOUNTS, ACCOUNTANT 19.1 The financial year of the Company shall be the calendar year. 19.2 Each year, within five months after the end the financial year, unless the general meeting extends this term by the legally accepted term on account of special circumstances, the management board shall prepare Annual Accounts. 19.3 The Annual Accounts shall be signed by the members of the management board. If the signature of one or more of these members is missing, this fact and the reason therefore shall be stated. 19.4 The Company may, and if required thereto by law shall, appoint an Accountant to audit the Annual Accounts. 20. ADOPTION ANNUAL ACCOUNTS, PUBLICATION

10249891923-v2 - 8 - 55-41047845 20.1 The general meeting shall adopt the Annual Accounts. 20.2 Adoption of the Annual Accounts in the manner as stipulated in section 2:210 paragraph 5 of the Dutch Civil Code is excluded. 20.3 Adoption of the Annual Accounts shall not constitute a release from liability of the members of the management board for their management activities. 20.4 The Company is required to publish the Annual Accounts taking into account the statutory provisions. 21. PROFITS AND RESERVES 21.1 The general meeting is authorised to appropriate the profits, which are determined by adoption of the Annual Accounts and to determine distributions, in as far as the shareholders' equity of the Company exceeds the reserves which must be maintained pursuant to the law. 21.2 In calculating the amount of profit that shall be distributed on each share, the nominal value of the shares shall be taken into account, regardless if these shares have been fully paid up. The distribution of profits shall be due for payment within two weeks after the resolution of the management board to approve the distribution as meant in article 21.5, unless the management board for reasons of special circumstances resolves otherwise. 21.3 The management board may resolve to interim distribution of profits. The management board shall not resolve to decide to make interim distributions of profits if it knows or reasonably should foresee that the Company shall get into a position in which it cannot continue to pay its due and payable debts after the distribution. 21.4 The general meeting may resolve to make distributions out of a reserve in whole or in part. 21.5 A resolution to distribute profits or reserves shall not have consequences as long as the management board has not granted its approval. The management board shall only withhold its approval if it knows or reasonably should foresee that the Company cannot continue to pay its due and payable debts after the distribution has been made. 21.6 The claim of a shareholder to receive any distributions shall lapse within five years after they have become due for payment. 21.7 In calculating the amount of any distribution on shares, shares held by the Company shall be disregarded. CHAPTER IX GENERAL MEETINGS 22. ANNUAL MEETING AND EXTRAORDINARY MEETINGS, CONVOCATION 22.1 If required by law an annual general meeting shall be held subject to the formalities prescribed by law. 22.2 Extraordinary general meetings will be held as often as the management board deems necessary. Extraordinary general meetings will also be held if the management board is requested to that effect in writing by one or more holders of shares individually or jointly representing one-hundredth or more of the issued capital, specifying in detail the subjects to be discussed. For the purpose of the latter sentence holders of shares are equated with the other Holders of Meeting Rights.

10249891923-v2 - 9 - 55-41047845 22.3 The general meetings shall be convened by the management board and by a pledgee that can exercise the voting rights over one or more shares in the capital of the Company. If the general meeting is not held within four weeks after the management board has received a request as set out in article 22.2, the persons making the request shall be authorised to convene the meeting themselves, without requiring authorisation of the interim provisions judge (voorzieningenrechter) of the court. 22.4 The meetings are convened by means of convocation notices sent to the Holders of Meeting Rights at the addresses as listed in the register of shareholders. The Holders of Meeting Rights may consent to receive convocation notices by email. For that purpose they will need to provide the management board with the relevant (email) addresses. 22.5 A convocation notice shall be given no later than on the eighth day prior to the day of the meeting. 22.6 An item requested in writing to be placed on the agenda by one or more holders of shares individually or jointly representing one-hundredth or more of the issued capital shall be included in the convocation notice or shall be notified in the same manner if the Company receives the request no later than on the thirtieth day prior to the meeting unless there is an important interest of the Company for not doing so. The management board may resolve that a request pursuant to this article 22.6 can be submitted by electronic means of communication. The management board may also lay down conditions that requests submitted by electronic means of communication should comply with. For the purpose of this article 22.6, holders of shares are equated with the other Holders of Meeting Rights. 22.7 The general meetings can be held in every municipality within The Netherlands. The general meetings may only be held elsewhere, in or outside The Netherlands, if all Holders of Meeting Rights have consented to the place of the meeting and the members of the management board have had the opportunity to grant their advice prior to the resolution(s) to be taken during that meeting. 22.8 The general meeting itself will appoint a chairman. Until this appointment a member of the management board or, if no member of the management board is present, the oldest person present will chair the meeting. 22.9 The management board may provide that the Holders of Meeting Rights can participate in a general meeting by electronic means of communication, that enable those present to simultaneously take note of the discussions at the meeting. The management board may attach conditions to the use of the electronic means of communication; these conditions shall be communicated in the convocation notice of the general meeting. 22.10 The members of the management board shall, in that capacity, have an advisory role during the general meeting. 23. WAIVER OF FORMALITIES, RECORDS 23.1 Valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by these articles of association for the convocation and holding of meetings have not been complied with, provided that all Holders of Meeting

10249891923-v2 - 10 - 55-41047845 Rights have consented to the making of decisions in relation to the relevant subjects and the members of the management board have had the opportunity to grant their advice prior to the resolution(s) to be taken during that meeting. 23.2 The management board shall keep records of the adopted resolutions. If the management board is not represented at a meeting, the chairman of the meeting shall ensure that a transcript of the adopted resolutions is provided to the management board as soon as possible after the meeting. The records shall be available at the offices of the Company for inspection by the Holders of Meeting Rights. Copies or extracts of these records shall be provided to the Holders of Meeting Rights at their request free of charge or at cost price. 24. VOTING RIGHTS 24.1 Each share carries the right to cast one vote. 24.2 The right to attend the meeting, to take part in the discussions and to vote may be exercised by a proxy authorised in writing. 24.3 The management board may resolve that votes can also be cast by way of electronic means of communication. For that purpose it is required that the persons entitled to vote or their attorneys duly authorised in writing can be identified via such electronic mean of communication, that they can simultaneously take note of the discussions at the meeting and that they can exercise their voting rights. The management board may attach conditions to the use of the electronic means of communication; these conditions shall be communicated at the convocation of the general meeting. 24.4 If the management board resolves that votes can also be cast by way of electronic means of communication, the management board may resolve that the persons entitled to vote may cast their vote within a period, to be determined by the management board, of less than thirty-one days prior to the general meeting, by way of electronic means of communication to be determined by the management board. These votes will be deemed identical to any votes cast during the meeting. 24.5 If no larger majority is prescribed by law or by these articles of association, all resolutions shall be adopted by an absolute majority of the votes cast. If and as far as the articles of association prescribe a quorum for a resolution to be adopted a new meeting, as referred to in section 2: 230 paragraph 3 of the Dutch Civil Code, may be convened in this matter. 24.6 If the votes are tied the proposal shall be rejected. 25. DECISION MAKING PROCESS WITHOUT HOLDING A MEETING, RECORDS 25.1 Resolutions of the general meeting may be adopted in writing without holding a meeting mentioning the way of casting of the votes, if all Holders of Meeting Rights have agreed to this manner of decision making. The members of the management board shall be enabled to advise prior to the decision being made. 25.2 The management board shall keep records of the adopted resolutions. Each Holder of Meeting Rights shall ensure that the resolutions adopted without holding a meeting are

10249891923-v2 - 11 - 55-41047845 communicated in writing to the management board as soon as possible. The records shall be available at the offices of the Company for inspection by the Holders of Meeting Rights. Copies or extracts of these records shall be provided to the Holders of Meeting Rights at their request free of charge or at cost price. CHAPTER X AMENDMENT TO ARTICLES OF ASSOCIATION AND WINDING-UP, LIQUIDATION 26. AMENDMENT TO ARTICLES OF ASSOCIATION AND WINDING-UP When a proposal to amend the articles of association or to wind up the Company is made to the general meeting, the intention to propose such resolution must be stated in the relevant notice convening the general meeting. If it concerns an amendment to the articles of association, a copy of the proposal in which the proposed amendment is quoted verbatim must at the same time be deposited at the Company's offices and this copy shall be made available for inspection by the shareholders until the end of the general meeting. 27. LIQUIDATION 27.1 In the event of the winding-up of the Company pursuant to a resolution of the general meeting, the members of the management board shall be charged with the liquidation of the affairs of the Company, unless the general meeting appoints one or more other persons for that purpose. 27.2 During the liquidation the provisions of these articles of association shall remain in force to the extent possible. 27.3 The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate nominal amount of their shares. 27.4 The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the Dutch Civil Code. 28. FINAL PROVISION The first financial year of the Company shall end on the thirty-first day of December two thousand and twenty-three. This provision shall lapse after the end of the first financial year. FINAL STATEMENTS Finally, the person appearing made the following statements: (i) at the incorporation the issued share capital amounts to one eurocent (EUR 0.01), divided into one (1) share, numbered 1, with a nominal value (nominale waarde) of one eurocent (EUR 0.01). The Incorporator participates in the issued capital for one (1) share, numbered 1, with a nominal value (nominale waarde) of one eurocent (EUR 0.01). It is stipulated that the nominal value of the issued shares need only be paid after a call therefore has been made by the Company. Payment in another currency than the currency of the nominal value of the shares is permitted; and (ii) the first member of the management board is Mr Stefan Berger, born in Passau, Germany on the twelfth day of July nineteen hundred and seventy-five.

10249891923-v2 - 12 - 55-41047845 THIS DEED, was executed in Amsterdam, The Netherlands on the date first above written. The person appearing is known to me, civil law notary. The essential contents of this deed were communicated and explained to the person appearing. The person appearing then declared to have noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.